                                                                    EXHIBIT 23.1


                         Independent Auditors' Consent

The Board of Directors
EFTC Corporation:

We consent to the inclusion herein of our report dated May 1, 1998, relating to the consolidated balance sheets of EFTC Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and incorporation by reference herein of our report dated January 21, 1998, relating to the consolidated balance sheets of EFTC Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997 (which report is no longer applicable), which report appears in the December 31, 1997 annual report on Form 10-K of EFTC Corporation, and to the references to our firm under the headings "Summary Consolidated Historical Financial Information", "Selected Consolidated Historical Financial Data", and "Experts" in the Prospectus.


                                   /s/ KPMG PEAT MARWICK LLP
                                   KPMG Peat Marwick LLP

Denver, Colorado
May 7, 1998